Exhibit 99.1

WESTWOOD HOLDINGS GROUP, INC. REPORTS THIRD QUARTER 2006 RESULTS AND DECLARES
                               QUARTERLY DIVIDEND

   Assets Under Management Rise to Record $5.7 Billion at September 30, 2006; Third Quarter Revenue Increases 24.1% and Cash EPS Increases 42.9% Year-Over-
                                      Year

    DALLAS, Oct. 26 /PRNewswire-FirstCall/ -- Westwood Holdings Group, Inc. (NYSE: WHG) today reported 2006 third quarter revenues of $6.9 million, net income of $921,000 and earnings per diluted share of $0.16. This compares to revenues of $5.6 million, net income of $814,000 and earnings per diluted share of $0.15 in the third quarter of 2005. For the nine months ended September 30, 2006, Westwood reported revenues of $20.0 million and net income of $3.2 million, or $0.57 per diluted share, compared to revenues of $15.9 million and net income of $2.6 million, or $0.48 per diluted share, for the same 2005 period.

    Cash earnings for the third quarter of 2006 were $2.3 million compared to $1.5 million for the third quarter of 2005, while cash earnings per share ("Cash EPS") for the third quarter of 2006 was $0.40 per diluted share compared to $0.28 per diluted share for the third quarter of 2005. Cash earnings for the nine months ended September 30, 2006 were $6.4 million compared to $4.3 million for the same period in 2005, while Cash EPS for the nine months ended September 30, 2006 was $1.15 per diluted share compared to $0.78 per diluted share for the same period in 2005. (Cash earnings and Cash EPS are non-GAAP financial measures that are defined, explained and reconciled with the most comparable GAAP financial measures in the attached tables.)

    Revenues for the 2006 third quarter increased 24.1% compared to the 2005 third quarter and increased 26.2% for the nine months ended September 30, 2006 compared to the same 2005 period, primarily as a result of increased average assets under management. Assets under management reached the highest level in the Company's history at $5.7 billion as of September 30, 2006, an increase of 24.7% compared to $4.6 billion on September 30, 2005. Average assets under management for the third quarter of 2006 were $5.5 billion, an increase of 25.6% compared with the same period in 2005. The increase in period ending assets under management was principally attributable to inflows of assets from new and existing clients and the market appreciation of assets under management, partially offset by the withdrawal of assets by certain clients.

    Total expenses for the third quarter 2006 were $5.3 million compared to $4.1 million for the third quarter 2005. Cash expenses, which exclude non- cash equity-based compensation expenses, for the third quarter 2006 were $3.9 million compared to $3.4 million for the third quarter 2005. (A definition, explanation and reconciliation of cash expenses to total expenses are included in the attached tables.) The primary driver of the increase in total expenses was higher employee compensation and benefits costs, most of which was due to an increase of approximately $730,000 in non-cash restricted stock expense due to additional restricted stock grants in July 2006 and grants of performance- based restricted stock to our Chief Executive Officer and Chief Investment Officer in May 2006. Total non-cash equity-based compensation expense was $1.4 million, or 24 cents per diluted share in the third quarter 2006 compared to $720,000, or 12 cents per diluted share in the third quarter 2005. In the second quarter of 2006, we concluded that it is probable that we will meet the performance goal required in order for the applicable percentage of these performance-based shares to vest for 2006. As a result, we recognized expense of approximately $470,000 in each of the second and third quarters of 2006 related to the expected vesting of these shares. We expect to recognize the remaining $470,000 in the fourth quarter of 2006 related to the 2006 vesting of these performance-based restricted stock grants. The other primary components of the increase in employee compensation and benefits costs were increased salary expense due to salary increases for certain employees and increased headcount as well as increased incentive compensation expense.

    Additional items of increased expense for the first nine months of 2006 are the costs related to the recently launched WHG Funds. We launched the WHG Income Opportunity and WHG SMidCap Funds in December 2005, the WHG LargeCap Value Fund in July 2006 and the WHG Balanced Fund in September 2006. We recognized expense of approximately $80,000 for the third quarter of 2006 and $167,000 for the nine months ended September 30, 2006 related to the WHG Funds, while we did not incur these expenses in the same 2005 periods. The largest component of these costs is fund expense reimbursements reflecting our partial subsidy of fund expenses as we have capped the expense ratios for the funds in order to competitively position them in the defined contribution marketplace.

    Westwood Trust contributed revenue of $2.1 million and net income of $300,000 in the third quarter of 2006, compared to revenue of $1.8 million and net income of $217,000 in the third quarter of 2005. Westwood Trust assets under management as of September 30, 2006 were $1.4 billion, an increase of 18.9% compared to September 30, 2005. Westwood Trust continues to enjoy referrals from existing clients and local professionals.

    Westwood also announced today that its Board of Directors has approved the payment of a quarterly cash dividend of $0.15 per common share, payable on January 2, 2007 to stockholders of record on December 15, 2006.

    Mr. Casey commented, "We are pleased to have reached a record $5.7 billion in assets under management as well as continued strong growth in cash earnings. We are beginning to see renewed interest in our LargeCap Value product as recent improved performance has led to increased search activity. Interest in our SMidCap Value product continues to grow and we are beginning to talk to institutional consultants and clients about our SmallCap Value product, which will complete a three-year track record at the end of 2006. Westwood Trust has enjoyed positive new client growth and our WHG Funds are gaining momentum in the marketplace."

    About Westwood

    Westwood Holdings Group, Inc. manages investment assets and provides services for its clients through two subsidiaries, Westwood Management Corp. and Westwood Trust. Westwood Management Corp. is a registered investment advisor and provides investment advisory services to corporate pension funds, public retirement plans, endowments, foundations, the WHG Funds, a family of institutional, no-load mutual funds, other mutual funds and clients of Westwood Trust. Westwood Trust provides, to institutions and high net worth individuals, trust and custodial services and participation in common trust funds that it sponsors. Westwood Holdings Group, Inc. trades on the New York Stock Exchange under the symbol "WHG". For more information, please visit the Company's website at http://www.westwoodgroup.com .

    Note on Forward-looking Statements

    Statements that are not purely historical facts, including statements about anticipated or expected future revenue and earnings growth and profitability, as well as other statements including words such as "anticipate," "believe," "plan," "estimate," "expect," "intend," "should," "could," "goal," "target," "designed," "on track," "continue," "comfortable with," "optimistic," "look forward to" and other similar expressions, constitute forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and
Section 21E of the Securities Exchange Act of 1934, as amended. These forward-looking statements are subject to known and unknown risks, uncertainties and other factors, which may cause actual results to be materially different from those contemplated by the forward- looking statements. Such factors include the risks and uncertainties referenced in our documents filed with, or furnished to, the Securities and Exchange Commission, including without limitation those identified under the caption "Risk Factors" in the Company's Annual Report on Form 10-K filed with the Securities and Exchange Commission. We undertake no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. Readers are cautioned not to place undue reliance on forward-looking statements.

                 WESTWOOD HOLDINGS GROUP, INC. AND SUBSIDIARIES

                        CONSOLIDATED STATEMENTS OF INCOME
                    (in thousands, except per share amounts)
                                   (unaudited)

                                           Three months ended     Nine months ended
                                              September 30,         September 30,
                                           -------------------   -------------------
                                             2006       2005       2006       2005
                                           --------   --------   --------   --------
REVENUES:
  Advisory fees                            $  4,391   $  3,466   $ 12,881   $  9,966
  Trust fees                                  2,086      1,773      6,026      5,144
  Other revenues                                418        315      1,138        779
    Total revenues                            6,895      5,554     20,045     15,889

EXPENSES:
  Employee compensation
   and benefits                               4,058      3,049     10,979      8,328
  Sales and marketing                           148        110        431        337
  WHG mutual funds                               80        ---        167        ---
  Information technology                        225        199        682        576
  Professional services                         312        315      1,040        908
  General and administrative                    508        448      1,522      1,360
    Total expenses                            5,331      4,121     14,821     11,509
Income before income taxes                    1,564      1,433      5,224      4,380
Provision for income taxes                      643        619      2,060      1,754
Income before cumulative
 effect of accounting
 change                                         921        814      3,164      2,626
Cumulative effect of change
 in accounting principle,
 net of income taxes of $21                     ---        ---         39        ---
Net income                                 $    921   $    814   $  3,203   $  2,626

Earnings per share:
  Basic:
    Continuing operations                  $   0.16   $   0.15   $   0.58   $   0.48
    Cumulative effect of
     an accounting change                       ---        ---        ---        ---
    Net income                             $   0.16   $   0.15   $   0.58   $   0.48

  Diluted:
    Continuing operations                  $   0.16   $   0.15   $   0.56   $   0.48
    Cumulative effect of
     an accounting change                       ---        ---       0.01        ---
    Net income                             $   0.16   $   0.15   $   0.57   $   0.48

                 WESTWOOD HOLDINGS GROUP, INC. AND SUBSIDIARIES

                           CONSOLIDATED BALANCE SHEETS
                 As of September 30, 2006 and December 31, 2005
               (in thousands, except par value and share amounts)
                                   (unaudited)

                                                   September 30,    December 31,
                                                       2006            2005
                                                   -------------   -------------
                       ASSETS
    Current Assets:
      Cash and cash equivalents                    $       7,772   $       1,897
      Accounts receivable                                  2,504           2,452
      Investments, at market value                        15,343          17,878
      Other current assets                                   533             410
        Total current assets                              26,152          22,637
      Goodwill                                             2,302           2,302
      Deferred income taxes                                1,092             817
      Property and equipment, net of
       accumulated depreciation of
       $718 and $523                                       1,334           1,554
        Total assets                               $      30,880   $      27,310

         LIABILITIES AND STOCKHOLDERS' EQUITY
    Current Liabilities:
      Accounts payable and accrued liabilities     $         652   $         715
      Dividends payable                                    6,630             539
      Compensation and benefits payable                    1,896           2,980
      Income taxes payable                                    47             694
      Other current liabilities                                9               7
        Total current liabilities                          9,234           4,935
    Deferred rent                                            741             816
        Total liabilities                                  9,975           5,751

    Stockholders' Equity:
      Common stock, $0.01 par value, authorized
       10,000,000 shares, issued and outstanding
       6,630,056 shares at September 30, 2006;
       issued and outstanding 5,986,647 shares
       at December 31, 2005                                   66              60
      Additional paid-in capital                          18,768          21,459
      Unamortized stock compensation                         ---          (6,572)
      Retained earnings                                    2,071           6,612
        Total stockholders' equity                        20,905          21,559
    Total liabilities and stockholders' equity     $      30,880   $      27,310

                 WESTWOOD HOLDINGS GROUP, INC. AND SUBSIDIARIES
                      CONSOLIDATED STATEMENTS OF CASH FLOWS
                                 (in thousands)
                                   (unaudited)

                                                        For the nine months
                                                        ended September 30,
                                                   -----------------------------
                                                       2006            2005
                                                   -------------   -------------
CASH FLOWS FROM OPERATING ACTIVITIES:
  Net income                                       $       3,203   $       2,626
  Adjustments to reconcile net income
   to net cash provided by operating
   activities:
    Depreciation and amortization                            202             203
    Unrealized losses (gains) on investments                  13            (132)
    Stock option expense                                     122             188
    Restricted stock amortization                          3,152           1,457
    Deferred income taxes                                   (296)            (53)
    Cumulative effect of change in accounting
     principle                                               (39)            ---
    Net purchases of investments - trading
     securities                                             (788)           (469)
    Change in operating assets and
     liabilities:
      Accounts receivable                                    (52)           (420)
      Other current assets                                  (129)            (19)
      Accounts payable and accrued liabilities               (63)             92
      Compensation and benefits payable                   (1,084)           (719)
      Income taxes payable                                  (286)            358
      Other liabilities                                        8             105
    Net cash provided by operating
     activities                                            3,963           3,217

CASH FLOWS FROM INVESTING ACTIVITIES:
  Purchases of money market funds -
   available for sale                                     (5,536)         (3,574)
  Sales of money market funds -
   available for sale                                      8,846           6,718
  Purchase of property and equipment                         (57)            (57)
    Net cash provided by investing
     activities                                            3,253           3,087

CASH FLOWS FROM FINANCING ACTIVITIES:
  Excess tax benefits from stock based
   compensation                                               19             ---
  Proceeds from exercise of stock options                    293             261
  Cash dividends                                          (1,653)         (1,381)
    Net cash used in financing activities                 (1,341)         (1,120)

NET INCREASE IN CASH                                       5,875           5,184
Cash and cash equivalents, beginning of
 period                                                    1,897             720
Cash and cash equivalents, end of period           $       7,772   $       5,904

Supplemental cash flow information:
  Cash paid during the period for income
   taxes                                           $       2,622   $       1,448
  Issuance of restricted stock                            11,507           3,866
  Tax benefit allocated directly to equity                   380             150

    Reconciliation of Net Income to Cash Earnings and Total Expenses to Cash
                                    Expenses

                                 Three Months    Three Months
                                    Ended           Ended
                                 September 30,   September 30,      %
                                     2006            2005        Change
                                 -------------   -------------   -------
Net Income                       $     921,000   $     814,000      13.1%
  Restricted stock expense           1,387,000         657,000     111.1
  Stock option expense                     500          63,000     (99.2)
Cash earnings                    $   2,308,500   $   1,534,000      50.5
  Diluted weighted average
   shares                            5,817,330       5,573,015       4.4
Cash earnings per share          $        0.40   $        0.28      42.9

Total expenses                   $   5,331,000   $   4,121,000      29.4
  Less: Restricted stock
   expense                          (1,387,000)       (657,000)    111.1
  Less: Stock option expense              (500)        (63,000)    (99.2)
Cash expenses                    $   3,943,500   $   3,401,000      16.0%

                                  Nine Months     Nine Months
                                     Ended           Ended
                                 September 30,   September 30,      %
                                     2006            2005        Change
                                 -------------   -------------   -------
Net Income                       $   3,203,000   $   2,626,000      22.0%
  Restricted stock expense           3,152,000       1,457,000     116.3
  Stock option expense                 122,000         187,000     (34.8)
  Less: Cumulative effect
   of change in accounting
   principle                           (39,000)            ---       ---
Cash earnings                    $   6,438,000   $   4,270,000      50.8
  Diluted weighted average
   shares                            5,612,516       5,488,816       2.3
Cash earnings per share          $        1.15   $        0.78      47.4

Total expenses                   $  14,821,000   $  11,509,000      28.8
  Less: Restricted stock
   expense                          (3,152,000)     (1,457,000)    116.3
  Less: Stock option
   expense                            (122,000)       (187,000)    (34.8)
Cash expenses                    $  11,547,000   $   9,865,000      17.1%

    As supplemental information, we are providing non-GAAP performance measures that we refer to as cash earnings, cash earnings per share (or Cash EPS), and cash expenses. We provide these measures in addition to, but not as a substitute for, net income, earnings per share and total expenses, which are reported on a GAAP basis. Management and our Board of Directors review cash earnings, Cash EPS and cash expenses to evaluate the Company's ongoing performance, allocate resources and review dividend policy. We believe that these non-GAAP performance measures, while not substitutes for GAAP net income, earnings per share and total expenses, are useful for both management and investors to evaluate the Company's underlying operating and financial performance and its available resources. We do not advocate that investors consider these non-GAAP measures without considering financial information prepared in accordance with GAAP.

    We define cash earnings as net income plus the non-cash expense associated with equity-based compensation awards of restricted stock and stock options. In calculating cash earnings for the nine months ended September 30, 2006, we also eliminate the non-cash cumulative effect of change in accounting principle associated with our implementation of SFAS 123R. We define cash expenses as total expenses less non-cash equity-based compensation expense. Although depreciation on fixed assets is a non-cash expense, we do not add it back when calculating cash earnings or deduct it when calculating cash expenses because depreciation charges represent a decline in the value of the related assets that will ultimately require replacement. Cash EPS represents cash earnings divided by diluted weighted average shares outstanding.

     CONTACT:
     Westwood Holdings Group, Inc.
     Bill Hardcastle
     (214) 756-6900

SOURCE  Westwood Holdings Group, Inc.
    -0-                             10/26/2006
    /CONTACT:  Bill Hardcastle of Westwood Holdings Group, Inc.,
+1-214-756-6900/
    /Web site:  http://www.westwoodgroup.com /